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                            Willkie Farr & Gallagher
                              One Citicorp Center
                              153 East 53rd Street
                         New York, New York 10022-4677





November 5, 1997




Warburg, Pincus Managed EAFE[R] Countries Fund, Inc.
466 Lexington Avenue
New York, New York  10017-3174

Ladies and Gentlemen:

We have acted as counsel to Warburg, Pincus Managed EAFE[R] Countries Fund, Inc., a Maryland corporation (the "Acquiring Fund"), in connection with the proposed acquisition by the Acquiring Fund of all or substantially all of the assets and liabilities of the Managed EAFE[R] Countries Portfolio (the "Acquired Fund"), a series of Warburg, Pincus Institutional Fund, Inc., a Maryland corporation (the Company"), in exchange for Common Shares of the Acquiring Fund, pursuant to an Agreement and Plan of Reorganization to be executed by the Acquiring Fund, and by the Company, on behalf of the Acquired Fund (the "Plan").

We have examined the Acquiring Fund's Registration Statement on Form N-14 substantially in the form in which it is to become effective (the "Registration Statement"), the Acquiring Fund's Articles of Incorporation and Bylaws, and the Plan.

We have also examined and relied upon other documents and certificates with respect to factual matters as we have deemed necessary to render the opinion expressed herein. We have assumed, without independent verification, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies. We have further assumed that the Plan constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. As to matters of Maryland law, we have relied solely on the opinion of Venable, Baetjer and Howard, LLP with respect to the matters addressed therein, which is satisfactory to us in form and scope and a copy of which is annexed hereto.

Anything in this opinion to the contrary notwithstanding, we render or imply no opinion with respect to compliance with any applicable securities or anti-fraud statutes, rules, regulations or other similar laws of any state (including Maryland) or the United States of America. In rendering the opinions herein, we assume that there

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Warburg, Pincus Managed EAFE[R] Countries Fund, Inc.
November 5, 1997
Page 2

will be no material changes in the facts and conditions on which we base such opinions between the date hereof and the time of issuance of the Acquiring Fund Shares pursuant to the Agreement.

Based upon the foregoing, we are of the opinion that:

               1. The Acquiring Fund is a corporation validly existing and in good standing under the laws of the State of Maryland.

               2. The Common Shares of the Acquiring Fund to be issued as contemplated in the Plan have been, to the extent of the number of the shares authorized in the Articles of Incorporation of the Acquiring Fund and then unissued, duly authorized, and, subject to the receipt by the Acquiring Fund of consideration equal to the net asset value thereof (but in no event less than the par value thereof), when issued in accordance with the Plan, will be validly issued, fully paid and nonassessable Common Shares of the Acquiring Fund under the laws of the State of Maryland.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the references to us in the Prospectus/Proxy Statement included as part of the Registration Statement and to the filing of this opinion as an exhibit to any application made by or on behalf of the Acquiring Fund or any distributor or dealer in connection with the registration or qualification of the Acquiring Fund or the Common Shares under the securities laws of any state or other jurisdiction.

This opinion is furnished by us as counsel to the Acquiring Fund, is solely for the benefit of the Acquiring Fund and its governing board in connection with the above described acquisition of assets and may not be relied upon for any other purpose or by any other person.

Very truly yours,


/s/ Willkie Farr & Gallagher